SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U, AND 74V.

FOR PERIOD ENDING  7/31/2006
FILE NUMBER  811-5686
SERIES NO    4

72DD         1. Total income dividends for which record date passed during the period. (000's Omitted)
                         Class A                                  $ 16,559
             2. Dividends for a second class of open-end company shares
                (000's Omitted)
                Class B                                           $  9,479
                Class C                                           $  2,075
                Class R                                           $    232
                Investor Class                                    $  2,806
                Institutional Class                               $    178

73A.         Payments per share outstanding during the entire current period:
             (form nnn.nnnn)
             1. Dividends from net investment income
                Class A                                           000.4343
             2. Dividends for a second class of open-end company shares
                (form nnn.nnnn)
                Class B                                           000.3705
                Class C                                           000.3705
                Class R                                           000.4130
                Investor Class                                    000.4383
                Institutional Class                               000.4795

74U.         1. Number of shares outstanding (000's Omitted)
                Class A                                             36,858
             2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
                Class B                                             20,608
                Class C                                              4,930
                Class R                                                626
                Investor Class                                       5,344
                Institutional Class                                    727

74V.         1. Net asset value per share (to nearest cent)
                Class A                                           $   8.49
             2. Net asset value per share of a second class of open-end company shares (to nearest cent)
                Class B                                           $   8.52
                Class C                                           $   8.49
                Class R                                           $   8.50
                Investor Class                                    $   8.50
                Institutional Class                               $   8.50